UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

Boot Barn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

⊠     Emerging growth company

⊠     If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)  On July 26, 2018, Christian B. Johnson resigned from the Board of Directors (the “Board”) of Boot Barn Holdings, Inc. (the “Company”). The resignation of Mr. Johnson was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(d)  On July 26, 2018, the Board increased the size of the Board from seven to eight, and appointed Lisa G. Laube and Bradley M. Weston to fill the vacancies created by such increase and by the resignation of Mr. Johnson.  Ms. Laube currently serves as the Executive Vice President and Chief Merchandising Officer of Floor and Decor Holdings, Inc. Ms. Laube has extensive experience in merchandising, marketing and e-commerce having previously served as the President of Party City and Vice President of Merchandising for White Barn Candle Company, a division of Bath and Body Works. Mr. Weston currently serves on the Board of Directors of National Retail Federation, the world’s largest retail trade association. Mr. Weston has broad experience in the retail industry, having served as the Chief Executive Officer of Petco, Senior Vice President and Chief Merchandising Officer of Dick’s Sporting Goods, Inc. and Senior Vice President, General Merchandise Manager for May Merchandising Company.

Ms. Laube has been appointed to serve as a member of the Company’s Compensation Committee beginning from the date of her appointment. Mr. Weston has been appointed to serve as the Chairman of the Compensation Committee and a member of the Audit Committee beginning from the date of his appointment.

Ms. Laube and Mr. Weston will receive the same compensation that is provided from time to time to Company directors who are not employees and who are not affiliated with Freeman Spogli & Co., and each will receive a grant of restricted stock units under the Company’s 2014 Equity Incentive Plan, with a grant date value of $75,000, to vest on the first anniversary of grant and otherwise on the same terms as granted to directors in May 2018.  In connection with their appointment to the Board, the Company and Ms. Laube, and the Company and Mr. Weston, entered into customary indemnification agreements in the same form provided to other directors of the Company.

A press release announcing the changes to the Board is filed as an exhibit to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                   Description

99.1                               Press Release dated July 26, 2018

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.

Date:	July 26, 2018	By:	/s/ Gregory V. Hackman
Name: Gregory V. Hackman
Title: Chief Financial Officer